For Immediate Release
Contact:	Alex Lombardo Investors (703) 573-9317	Jennifer Beranek Media (608) 661-4754

Great Wolf Resorts Names Nikki Nolan as
Executive Vice President and Managing Director of International

MADISON, Wis., July 9, 2007—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, today announced that Alissa (Nikki) Nolan has been named executive vice president and managing director of international. Ms. Nolan will concentrate on securing agreements with investors and other third parties to develop indoor waterpark resorts internationally as part of the company’s strategy to selectively seek licensing and management opportunities.

“Nikki brings to our company deep expertise in international development,” said John Emery, chief executive officer. “With more than 15 years of experience as a specialist in global leisure attraction development, she has a wealth of knowledge and a strong network of contacts to draw on in assisting us. We expect that she will play a key role in expanding the footprint of our brands beyond the United States and Canada, as we look to increase our focus on strategic international growth prospects.”

A long time entertainment/attractions industry analyst and consultant, Ms. Nolan has served since 2006 as a strategic, development and investment advisor to a variety of leading international groups. Prior to that, she served as director of strategic planning and development with The Tussauds Group, based in the United Kingdom. Additionally, Ms. Nolan has served as a member of the board of directors of Great Wolf Resorts since 2004. In conjunction with her appointment as executive vice president and managing director of international, she has resigned from her position on the company’s board.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements, and other factors discussed under Item IA (Risk Factors) in Great Wolf Resorts’ 2006 Form 10-K. We assume no duty to update these statements.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; and Mason, Ohio; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Lodge properties are currently in predevelopment and/or under construction in Grapevine, Texas; Grand Mound, Wash.; and metropolitan Charlotte, N.C.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolf.com.